As filed with the U.S. Securities and Exchange Commission on June 3, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fortress Investment Group LLC
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-5837959 (I.R.S. Employer Identification No.)

1345 Avenue of the Americas
46th Floor
New York, New York 10105

(Address of principal executive offices)

FORTRESS INVESTMENT GROUP LLC 2016 OMNIBUS EQUITY INCENTIVE PLAN

(Full title of the plan)

David N. Brooks, Esq.
Vice President, General Counsel and Secretary
Fortress Investment Group LLC
1345 Avenue of the Americas
46th Floor
New York, New York 10105
(212) 798-6100

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph A. Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, no par value	57,260,160 shares	$5.05	$289,163,808.00	$29,118.80

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares that may become issuable under the above-named plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding Class A shares.

(2)
Estimated pursuant to Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the registrant’s Class A shares, as reported on the New York Stock Exchange on May 31, 2016.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*  The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, unless otherwise specified or the context requires otherwise, we use the terms the “Company,” “registrant,” “we,” “us” and “our” to refer to Fortress Investment Group LLC and its subsidiaries.

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents of the Registrant under File No. 001-33294 (except for the portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Commission, which are deemed not to be incorporated by reference into this Registration Statement):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 25, 2016;

(b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed on May 5, 2016;

(c)
The portions of our Definitive Proxy Statement on Schedule 14A, filed on April 8, 2016, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015;

(d)	Our Current Report on Form 8-K filed on May 19, 2016; and

(e)
The description of the Class A shares contained in the Company’s Registration Statement on Form 8-A, filed on February 2, 2007, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares offered hereby has been passed upon for the Company by David N. Brooks, Vice President, General Counsel and Secretary of the Company. Mr. Brooks is paid a salary and bonus by the Company, participates in certain employee benefit plans of the Company and beneficially owns Class A shares and restricted share units of the Company.

Item 6.	Indemnification of Directors and Officers.

The Company’s operating agreement provides that any person who is or was a director, officer or tax matters partner of the Company, or who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another entity (including any subsidiary) will be indemnified by the Company, to the fullest extent permitted by law, against all expenses and liabilities arising from the performance of any of their duties or obligations in connection with their service to the Company, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may be made party. The Company’s operating agreement also provides that, to the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by any such person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.

The Company has entered into separate indemnification agreements with its directors and officers, which provide for the Company to indemnify them to the fullest extent permitted by Delaware law, and pay expenses, subject to their obligation to reimburse the Company if it is found that they were not entitled to such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company maintains directors’ and officers’ liability insurance for our officers and directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

Item 9.	Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on June 3, 2016.

FORTRESS INVESTMENT GROUP LLC

By:	/s/ Randal A. Nardone
Name: Randal A. Nardone
Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Fortress Investment Group LLC, a Delaware limited liability company, hereby constitutes and appoints Randal A. Nardone, Daniel N. Bass and David N. Brooks and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the U.S. Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Randal A. Nardone	Chief Executive Officer and Director	June 3, 2016
Randal A. Nardone

/s/ Daniel N. Bass	Chief Financial Officer	June 3, 2016
Daniel N. Bass

/s/ John A. Konawalik	Principal Accounting Officer	June 3, 2016
John A. Konawalik

/s/ Wesley R. Edens	Co-Chairman of the Board of Directors	June 3, 2016
Wesley R. Edens

/s/ Peter L. Briger, Jr.	Co-Chairman of the Board of Directors	June 3, 2016
Peter L. Briger, Jr.

Director
David B. Barry

/s/ Douglas L. Jacobs	Director	June 3, 2016
Douglas L. Jacobs

Director
Michael G. Rantz

/s/ George W. Wellde, Jr.	Director	June 3, 2016
George W. Wellde, Jr.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Certificate evidencing the Company’s Class A shares (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-138514), Exhibit 4.1)

4.2
Form of Shareholders Agreement, by and among the Company, Peter Briger, Wesley Edens, Randal Nardone, Robert Kauffman, and Michael Novogratz (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-138514), Exhibit 4.2)

4.3
Amendment No. 1 to Shareholders Agreement (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 1, 2014 (File No. 001-33294), Exhibit 4.3)

4.4
Fourth Amended and Restated Limited Liability Company Agreement of the Company (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 10, 2009 (File No. 001-33294), Exhibit 3.3)

5.1	Opinion of David N. Brooks, Vice President, General Counsel and Secretary

23.1	Consent of Ernst & Young LLP, independent registered accounting firm

23.2	Consent of David N. Brooks (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)

99.1	Fortress Investment Group LLC 2016 Omnibus Equity Incentive Plan